UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021 (March 4, 2021)

Personalis, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38943	27-5411038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 O’Brien Drive Menlo Park, California 94025		94025
(Address of Principal Executive Offices)		(Zip Code)

(650) 752-1300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PSNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2021, Patrick Balthrop, a director of Personalis, Inc. (the “Company”), resigned as a member of the Company’s Board of Directors (the “Board”), which resignation became effective on March 5, 2020. Mr. Balthrop’s resignation was not the result of any disagreement or dispute with the Company.

On March 5, 2021, upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed Woodrow (Woody) A. Myers, Jr., M.D., to the Board as a Class I director, which appointment became effective on March 6, 2021. Dr. Myers’ term will expire, along with the terms of the other Class I directors, at the Company’s annual meeting of stockholders in 2023. The Board also appointed Dr. Myers to serve as a member of the Nominating Committee.

There are no arrangements or understandings between Dr. Myers and any other persons pursuant to which he was selected as a director. The Board has determined that Dr. Myers qualifies as an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Rules and listing standards. Additionally, there are no transactions involving the Company and Dr. Myers that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment to the Board and pursuant to the Company’s non-employee director compensation policy as currently in effect, Dr. Myers received initial equity awards as follows: (x) a nonstatutory stock option to purchase 3,719 shares of the Company’s common stock with a target value of $100,000 and (y) a restricted stock unit award covering 2,610 shares of the Company’s common stock with a target value of $100,000. Each grant will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, subject to Dr. Myers’ continuous service through each applicable vesting date. Each grant is subject to the terms and conditions of the Company’s 2019 Equity Incentive Plan and its related agreements.

Pursuant to the Company’s non-employee director compensation policy, Dr. Myers will also receive an annual cash retainer of $40,000, additional annual cash retainers for service on a Board committee (including $5,000 for service on the Nominating Committee), and annual equity awards as follows: (x) a nonstatutory stock option to purchase a number of shares of the Company’s common stock with a target value of $70,000 and (y) a restricted stock unit award covering a number of shares of the Company’s common stock with a target value of $70,000.

The Company has also entered into its standard form of indemnification agreement with Dr. Myers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2021	Personalis, Inc.

	By:	/s/ Aaron Tachibana
Aaron Tachibana
Chief Financial Officer